Execution Copy
                         ILLINOVA CORPORATION
                OFFICERS' CERTIFICATE AND ISSUER ORDER


          The undersigned, Larry D. Haab, Chairman, President and
Chief Executive Officer of Illinova Corporation (the "Company"), and Larry F. Altenbaumer, Chief Financial Officer, Treasurer and
Controller of the Company, hereby certify and order on behalf of the Company that:

     1. CERTIFICATE AND ISSUER ORDER. This is a Certificate contemplated by Sections 2.3, 2.4 and 10.5 of the Indenture, dated as of February 1, 1997 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), and an Issuer Order contemplated by Section 2.4 of the Indenture.

     2. TERMS OF SECURITIES. Pursuant to this Certificate, the Written Action of Persons Duly Authorized by the Board of Directors of the Company, dated January 16, 1998 (the "Written Action"), and the resolutions of the Board of Directors of the Company, dated December 11, 1996 (the "Board Resolutions" and, together with the Written Action, the "Resolutions"), there is established a series of unsubordinated and unsecured debt securities to be issued pursuant to the Indenture, the title of which is "Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue" (the "Notes"), which Notes will have the following terms:

          (a) The form of each Note that will bear interest at a fixed rate (each, a "Fixed Rate Note") will be as set forth in the form of Fixed Rate Note attached as EXHIBIT A.

          (b) The form for each Note that will bear interest at a floating rate (each, a "Floating Rate Note") will be as set forth in the form of Floating Rate Note attached as EXHIBIT B.

          (c) The aggregate offering price of the Notes that may be authenticated and delivered from time to time under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes of the same series under the terms of the Indenture) will be $200,000,000 (or the equivalent thereof at the time of issuance in one or more foreign or composite currencies).

          (d) The principal amount of the Notes will be payable on such date or dates established prior to the issuance of such Notes from time to time, which will be evidenced by instructions of an "Authorized Representative" as described in Section 3 hereof.

          (e) The Fixed Rate Notes will bear interest at such rate or rates established prior to the issuance of such Fixed Rate Notes from time to time, which will be evidenced by instructions of an Authorized

Representative as described in Section 3 hereof and, unless otherwise provided in instructions of an Authorized Representative, the Interest Payment Dates for the Fixed Rate Notes will be February 1 and August 1 of each year.

          (f) The Floating Rate Notes will (i) be Regular Floating Rate Notes, Floating Rate/Fixed Rate Notes or Inverse Floating Rate Notes, (ii) bear interest based upon one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate, or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier (each, an "Interest Rate Basis"), and (iii) include other terms, such as the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, and Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, in each case as established prior to the issuance of such Floating Rate Notes from time to time, and which will be evidenced by instructions of an Authorized Representative as contemplated by Section 3 hereof.

          (g) Redemption dates and terms (including sinking fund provisions), if any, for any of the Notes will be established prior to the issuance of such Notes from time to time, which will be evidenced by instructions of an Authorized Representative as contemplated by
Section 3 hereof; PROVIDED that (i) if so specified, the Notes will be subject to redemption at the option of the Company on any date and on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified (provided that any remaining principal amount thereof will be at least $1,000 or such minimum denomination), at the applicable Redemption Price, together with unpaid interest accrued thereon to the Initial Redemption Date, on written notice given to the Holders thereof not more than 60 nor less than 30 calendar days prior to the Initial Redemption Date and in accordance with the provisions of the Indenture; and (ii) if no redemption dates are established with respect to a Note, such Note will not be redeemable prior to the Maturity Date.

          (h) Unless otherwise provided in instructions of an Authorized Representative as contemplated by Section 3 hereof with respect to any Note, the following terms will apply to the Notes:

               (i) Interest will accrue on each Note from its date of issue.

               (ii) The Record Date with respect to any Interest
     Payment Date for a Note will be the date 15 calendar days
     (whether or not a Business Day) immediately preceding the related Interest Payment Date.

               (iii) The first interest payment on any Note issued between a Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date.

               (iv) Other than Notes issued in one or more foreign or composite currencies, the Notes will be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

               (v) Except for Notes issued in one or more foreign or composite currencies, upon issuance, the Notes will be represented by one or more global securities ("Global
     Securities") registered in the name of, and deposited with, or on behalf of, The Depository Trust Company, New York, New York or its nominee (the "Depositary").

               (vi) The Trustee will also act as the paying agent, transfer agent and registrar with respect to the Notes.

               (vii) Payments of principal of (and premium, if any) and interest payable on any Certificated Notes on the Maturity Date will be made in immediately available funds upon presentation and surrender thereof (and, with respect to any applicable repayment of such Note, at the election of the Holder of such Note, a duly completed election form as contemplated on the reverse thereof) will be made at the Trustee's Corporate Trust Office in the Borough of Manhattan, The City of New York, designated for such purpose or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED, HOWEVER, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder at least 15 calendar days prior to the Maturity Date, PROVIDED that such bank has appropriate facilities therefor and that such Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest, if any, due on a Certificated Note on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holder entitled thereto as such address will appear in the security register of the Company; PROVIDED, HOWEVER, that a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on such Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds to an account in the United States if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee will remain in effect until revoked by such Holder. Notwithstanding the foregoing, for so long as the Notes are represented by Global Securities, payments of principal of (and premium, if any) and interest, if any, on the Notes will be made by the Company through the Trustee to the Depositary in immediately available funds.

          (i) Any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the Notes, which terms will not be inconsistent with the requirements of the Trust Indenture Act, the Fixed Rate Note or the Floating Rate Note, as applicable, or the provisions of the Indenture, will be included in the instructions of the Authorized Representative as described in
Section 3 hereof.

     3. ISSUER ORDER. On behalf of the Company, the undersigned hereby request the Trustee to authenticate and deliver from time to time the Company's Notes in an aggregate principal amount of up to $200,000,000 (or the equivalent thereof at the time of issuance in one or more foreign or composite currencies) to be issued under the Indenture; PROVIDED that prior to such authentication and delivery, the following will occur:

          (a) The Trustee will have received oral, written or electronic instructions (oral instructions to be promptly confirmed in writing by such person) from any of the following persons, or any other persons identified to the Trustee in a certificate delivered by the Company and signed by an officer of the Company authorized pursuant to the Resolutions, each of whom will be deemed to be an "Authorized Representative":

          Larry D. Haab            Chairman, President and Chief
                                   Executive Officer of the Company
                                   and Illinois Power Company

          Larry F. Altenbaumer     Chief Financial Officer, Treasurer
                                   and Controller of the Company and
                                   Senior Vice President and Chief
                                   Financial Officer of Illinois Power
                                   Company

          Leah Manning Stetzner    General Counsel and Corporate
                                   Secretary of the Company and Vice
                                   President, General Counsel and
                                   Corporate Secretary of Illinois
                                   Power Company

          Cynthia G. Steward       Authorized Agent of the Company and
                                   Controller and Chief Accounting
                                   Officer of Illinois Power Company

          Eric B. Weekes           Authorized Agent of the Company and
                                   Treasurer of Illinois Power Company

All instructions with respect to the authentication and delivery of Notes will include with respect to such Notes, to the extent applicable to such Notes:

            (i)     the name of the holder of the Notes;

           (ii)     the address of the holder of the Notes;

          (iii) the taxpayer identifying number of the holder of the Notes;

           (iv)     the principal amount of the Notes;

            (v)     the date of issuance of the Notes;

           (vi) the information to complete the applicable portion(s) of the Pricing Terms attached as EXHIBIT C;

          (vii)     the name of the agent and the agent's commission;
                    and

         (viii) any other information necessary to complete the Notes.


          (b) The Trustee will have completed the first page of the Note.

Unless otherwise specified in such certificate, and except in the case of Global Securities, the Notes will be delivered to the agent named with respect to such Notes pursuant to Section 3(a)(vii) above.

     4. CERTIFICATION TO THE TRUSTEE. The undersigned hereby certify to the Trustee as follows:

          (a) They have each read the conditions set forth in the Indenture and the definitions therein relating thereto with respect to the matters covered by this Certificate.

          (b) The statements set forth herein are based on the reading of the Indenture provisions referred to above and on consultation with counsel to the Company.

          (c) They have made such examinations or investigations as, in their opinion, are necessary to enable them to express an informed opinion as to whether or not the conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes have been complied with, and in their opinion, all such conditions have been complied with.

          (d) The forms of Notes and the manner for determining the terms thereof have been duly authorized by the Company in accordance with the procedures specified in the Indenture.

          Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Indenture, the Fixed Rate Note or the Floating Rate Note, as the context indicates.

     5. COUNTERPARTS. This Certificate may be executed in any number of counterparts and by the signatories hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same certificate.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed this 16th day of January, 1998.

                              ILLINOVA CORPORATION

                              By: /s/ Larry D. Haab
                                 --------------------------------
                                   Larry D. Haab
                                   Chairman, President and Chief
                                   Executive Officer and Director


                              By: /s/ Larry F. Altenbaumer
                                 --------------------------------
                                   Larry F. Altenbaumer
                                   Chief Financial Officer, Treasurer
                                   and Controller

The undersigned hereby acknowledges receipt, on the 16th day of January, 1998, of the original of the above Issuer Order to the Trustee to authenticate and deliver from time to time the Notes referred to therein.


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: /s/ Amy Movitz
                                 --------------------------------
                              Name: Amy Movitz
                                   ------------------------------
                              Title: Assistant Vice President
                                    -----------------------------

                                                             EXHIBIT A

                            [FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAS BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


REGISTERED               PRINCIPAL                          REGISTERED
NO. R-__                 AMOUNT: $_______                CUSIP: ______

                         ILLINOVA CORPORATION
                      MEDIUM-TERM NOTE, SERIES A
                             (Fixed Rate)
 ORIGINAL ISSUE                INTEREST RATE:         %  STATED MATURITY
 DATE:                                                   DATE:

 INTEREST PAYMENT              DEFAULT RATE:          %
 DATE(S):
 [    ] ____ and ____
 [    ] Other:

 INITIAL REDEMPTION            INITIAL REDEMPTION        ANNUAL REDEMPTION PERCENTAGE
 DATE:                         PERCENTAGE:            %
                                                         REDUCTION:                  %
 OPTIONAL REPAYMENT            [    ] CHECK IF AN
 DATE(S):                      ORIGINAL ISSUE DISCOUNT
                               NOTE

                                  Issue Price         %





 SPECIFIED CURRENCY:           AUTHORIZED DENOMINATION:  EXCHANGE RATE
 [    ] United States dollars  [    ] $1,000 and         AGENT:
 [    ] Other:                 integral multiples
                               thereof
                               [    ] Other:

 ADDENDUM ATTACHED             OTHER/ADDITIONAL
 [    ] Yes                    PROVISIONS:
 [    ] No

</TABLE.




          Illinova Corporation, an Illinois corporation (the
"Company") for value received, hereby promises to pay to Cede & Co. or registered assignees, the principal sum of ________________ Dollars
($___________), on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment
Date being hereinafter referred to as the "Maturity Date" with respect to the principal of this Note repayable on such date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest will be legally enforceable) at the Default
Rate per annum specified above on any overdue principal, premium and interest. The Company will pay interest in arrears on each Interest
Payment Date, if any, specified above (each, an "Interest Payment
Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue
Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

          Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note will be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

          Interest on this Note will accrue from, and including, the most recent Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from, and including, the Original Issue Date if no interest has been paid or duly made available for payment) to, but excluding, the applicable Interest
Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly made available for payment, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the
"Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof will be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and will be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which will not be less than five Business
Days prior to the date of payment of such defaulted interest) (the
"Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof will be given to the holder of this Note by the Trustee not less than 15 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, if any, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

          For so long as this Note is in book-entry form and registered in the name of the Depositary or a nominee thereof, payments of principal of, and premium, if any, and interest, if any, hereon will be made by the Company through the Trustee (as defined on the reverse hereof) to the Depositary in immediately available funds.
Payment of the principal of this Note, any premium and the interest due thereon on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, at the election of the Holder of such Note, a duly completed election form as contemplated on the reverse hereof) at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED, HOWEVER, that if such payment is to be made in a Specified Currency other than United
States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, PROVIDED that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.
Payment of interest, if any, due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address that appears in the security register maintained at the aforementioned office of the Trustee; PROVIDED, HOWEVER, that a holder of $10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on such Interest Payment Date by wire transfer of immediately available funds to an account in the United States if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest
Payment Date. Any such wire transfer instructions received by the Trustee will remain in effect until revoked by such holder.

          If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest to be made on such day need not be made on such day, but may be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

          As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement date by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market). "Principal
Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding sentence with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" will be The City of New
York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

          The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified
Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified
Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United
States dollars for payment to the holder of this Note; PROVIDED, HOWEVER, that the holder of this Note may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

          If the Specified Currency is other than United States dollars and the holder of this Note has not duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified
Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of





New York received by the Exchange Rate Agent at approximately 11:00
A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers
(one of whom may be the Exchange Rate Agent) selected by the Exchange
Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

          If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

          If the Specified Currency is other than United States dollars and the holder of this Note has duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified
Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United
States dollars will not constitute an Event of Default (as defined in the Indenture).





          If the Specified Currency is a composite currency and the holder of this Note has duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars.
The amount of each payment in United States dollars will be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars will be calculated by aggregating the United States dollar equivalents of the Component
Currencies. The United States dollar equivalent of each of the Component Currencies will be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the received payment or, if such market Exchange Rate is not then available, on the basis of the most recently available Market Exchange
Rate for each such Component Currency, or as otherwise specified on the face hereof.

          If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency will be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component
Currencies will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original
Component Currency will be replaced by the amounts of such two or more currencies, the sum of which will be equal to the amount of the original Component Currency.

          The Company will indemnify the Holder of this Note against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under this Note and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment
Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Holder of this Note, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Holder, as the case may be.





          All determinations referred to above made by the Exchange
Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

          Reference is hereby made to the further provisions of this Note set forth hereafter, which further provisions will for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note will not be entitled to any benefit under the Indenture, as defined hereafter, or be valid or obligatory for any purpose.





                           [REVERSE OF NOTE]

                         ILLINOVA CORPORATION
                      MEDIUM-TERM NOTE, SERIES A
                             (Fixed Rate)

          This Note is one of a duly authorized issue of Debt
Securities (the "Debt Securities") of the Company.  The Debt
Securities are issuable under an Indenture, dated as of February 1, 1997 (herein called the "Indenture"), between the Company and The
First National Bank of Chicago, as Trustee (herein called the
"Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all resolutions of the Board of Directors of the Company (the "Board"), certificates of officers and other duly authorized individuals thereof and, indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. All terms used in this Note which are defined in the Indenture and not otherwise defined herein will have the meanings assigned to them in the Indenture.

          This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

          This Note will be subject to redemption at the option of the Company prior to the Stated Maturity Date on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof will be at least $1,000 or such minimum Authorized
Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption
(each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" will initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage will decline at each anniversary of the Initial Redemption Date by the Annual Redemption
Percentage Reduction, if any, specified on the face hereof until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new
Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note will be issued in the name of the holder hereof upon the presentation and surrender hereof.





          This Note will be subject to repayment by the Company at the option of the holder hereof prior to the Stated Maturity Date on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of $1,000 or the minimum Authorized
Denomination (provided that any remaining principal amount hereof will be at least $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note will be issued in the name of the holder hereof upon the presentation and surrender hereof.

          If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original
Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

          For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period
(as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.





          If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, as defined in the Indenture, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires such assets expressly assumes the Company's obligations under the Indenture and the Debt Securities issued thereunder, and immediately after giving effect to such transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing.

          The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series then outstanding and affected, to enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner the rights of the holders of each series so affected; PROVIDED THAT no supplemental indenture will (i) extend the final maturity date of any such Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency of payment thereof or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each such Debt Security so affected, or (ii) reduce the aforesaid percentage in principal amount of Debt Securities the consent of holders of which is required for any such supplemental indenture, without the consent of the holders of each Debt Security so affected.

          As provided in the Indenture, the Company will be released from its obligations with respect to the Notes only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or, in the case of Notes payable only in United States dollars, United
States Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity the principal of, and interest on, all outstanding Notes issued under the Indenture; and (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in the United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law).





          No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the security register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new
Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

          This Note is issuable only in fully registered form, without coupons, is issuable only in denominations of $1,000 or any integral multiple thereof or the Authorized Denomination specified on the face hereof.

          No recourse will be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, any resolution of the Board, any certificate of an officer or other duly authorized individual, or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note will for all purposes be governed by, and construed in accordance with, the laws of the State of New York.





                             ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM -- as tenants in common

          UNIF GIFT MIN ACT -- . . . . . . . Custodian . . . . . .
                                        (Minor)

               Under Uniform Gifts to Minors Act

               . . . . . . . . . . . . . . . . . . . . . . . . . .
                         (State)

          TEN ENT -- as tenants by the entireties

          JT TEN -- as joint tenants with right of survivorship and not as tenants in common

          Additional abbreviations may also be used though not in the above list.

                             -------------





          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.


DATED: __________, 199_                 ILLINOVA CORPORATION


                                   By:________________________________

                                   Name:______________________________

                                   Title:_____________________________





                         TRUSTEE'S CERTIFICATE
                           OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned
Indenture.

                                   The First National Bank of Chicago,
                                   as Trustee


                                   By:________________________________
                                        Authorized Signatory

                                   Name:______________________________

                                   Title:_____________________________





                              ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________.

PLEASE INSERT SOCIAL SECURITY OR
             OTHER
IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------

__________________________________ __________________________________
(Please print or type name and address including zip code of assignee)
this Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.

Dated:__________________ _______________________________________
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Note herein in every particular without alteration or enlargement or any change whatsoever.





                       OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the
Company to repay this Note (or portion hereof specified below)
pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the
Repayment Date, to the undersigned, at _______________________________
______________________________________________________________________
 (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New
York, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which will be increments of $1,000
(or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which will be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $____________  _______________________________________

Date:________________         NOTICE:  The signature(s) on this Option
                              to Elect Repayment must correspond with
                              the name(s) as written upon the face of
                              this Note in every particular, without
                              alteration or enlargement or any change
                              whatsoever.





                                                             EXHIBIT B

                            [FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede
& Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede &
Co., has an interest herein.*

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN
CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE
BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF
THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY
OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR
A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.*

REGISTERED               PRINCIPAL                          REGISTERED
NO. FLR-__                    AMOUNT: $_______           CUSIP: ______

                         ILLINOVA CORPORATION
                      MEDIUM-TERM NOTE, SERIES A
                            (Floating Rate)

 ORIGINAL ISSUE                STATED MATURITY
 DATE:                         DATE:

 INTEREST RATE BASIS OR
 BASES:

 IF LIBOR:                     IF CMT RATE:
    [    ]   LIBOR Reuters        Designated CMT
                                  Telerate Page:
                                     [    ] 7055
                                     [    ] 7052
                                     If Page 7052:
                                        [    ] Weekly
                                        Average
                                        [    ] Monthly
                                        Average
    [    ]   LIBOR Telerate    Designated CMT Maturity
                               Index:

 _____________________
 *  This paragraph applies to global Notes only.





       INDEX CURRENCY:

       INDEX MATURITY:         INITIAL INTEREST RATE:    INTEREST PAYMENT DATE(S):

       SPREAD (PLUS OR         SPREAD MULTIPLIER:        INITIAL INTEREST RESET DATE:
       MINUS):
       MINIMUM INTEREST        MAXIMUM INTEREST RATE: %  INTEREST RESET DATE(S):
       RATE:                %

 INITIAL REDEMPTION            INITIAL REDEMPTION        ANNUAL REDEMPTION PERCENTAGE
 DATE:                         PERCENTAGE:            %
                                                         REDUCTION:                  %

 OPTIONAL REPAYMENT            CALCULATION AGENT:
 DATE(S):

 INTEREST CATEGORY:            DAY COUNT CONVENTION:
 [    ]   Regular Floating     [    ]   30/360 for the
          Rate Note                     period from
 [    ]   Floating Rate/Fixed           _______ to
          Rate Note                     _______
       Fixed Rate              [    ]   Actual/360 for
       Commencement Date:               the period from
       Fixed Interest Rate: %           _______ to
                                        _______

 [    ]   Inverse Floating     [    ]   Actual/Actual
          Rate Note                     for the period
       Fixed Interest Rate  %           from _______ to
                                        _______

 [    ]   Original Issue       Applicable Interest Rate
          Discount             Basis:
       Note Issue Price:    %

 SPECIFIED CURRENCY:           AUTHORIZED DENOMINATION:  EXCHANGE RATE
 [    ] United States dollars  [    ]   $1,000 and       AGENT:
 [    ] Other:                          integral
                                        multiples
                                        thereof
                               [    ]   Other:
 DEFAULT RATE:              %

 ADDENDUM ATTACHED
 [    ] Yes
 [    ] No

OTHER/ADDITIONAL
PROVISIONS:


          Illinova Corporation, an Illinois corporation (the "Company") for value received, hereby promises to pay to Cede & Co. or registered assignees, the principal sum of ________________ Dollars ($___________), on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal of this Note repayable on such date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest will be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

          Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note will be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

          Interest on this Note will accrue from, and including, the most recent Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from, and including, the Original Issue Date if no interest has been paid or duly made available for payment) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly made available for payment, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof will be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and will be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which will not be less than five Business Days prior to the date of payment of such defaulted interest) (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof will be given to the holder of this Note by the Trustee not less than 15 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, if any, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

          For so long as this Note is in book-entry form and registered in the name of the Depositary or a nominee thereof, payments of principal of, and premium, if any, and interest, if any, hereon will be made by the Company through the Trustee (as defined on the reverse hereof) to the Depositary in immediately available funds. Payment of the principal of this Note, any premium and the interest due thereon on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, at the election of the Holder of such Note, a duly completed election form as contemplated on the reverse hereof) at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED, HOWEVER, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, PROVIDED that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest, if any, due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address that appears in the security register maintained at the aforementioned office of the Trustee; PROVIDED, HOWEVER, that a holder of $10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on such Interest Payment Date by wire transfer of immediately available funds to an account in the United States if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee will remain in effect until revoked by such holder.

          If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest to be made on such day need not be made on such day, but may be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

          As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement date by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); PROVIDED, FURTHER, that if LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as defined below) are transacted in the London interbank market. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding sentence with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

          The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note; PROVIDED, HOWEVER, that the holder of this Note may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

          If the Specified Currency is other than United States dollars and the holder of this Note has not duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

          If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

          If the Specified Currency is other than United States dollars and the holder of this Note has duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture).

          If the Specified Currency is a composite currency and the holder of this Note has duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars will be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars will be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies will be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the received payment or, if such market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

          If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency will be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency will be replaced by the amounts of such two or more currencies, the sum of which will be equal to the amount of the original Component Currency.

          The Company will indemnify the Holder of this Note against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under this Note and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Holder of this Note, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Holder, as the case may be.

          All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

          Reference is hereby made to the further provisions of this Note set forth hereafter, which further provisions will for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note will not be entitled to any benefit under the Indenture, as defined hereafter, or be valid or obligatory for any purpose.

                           [REVERSE OF NOTE]

                         ILLINOVA CORPORATION
                      MEDIUM-TERM NOTE, SERIES A
                            (Floating Rate)

          This Note is one of a duly authorized issue of Debt Securities (the "Debt Securities") of the Company. The Debt Securities are issuable under an Indenture, dated as of February 1, 1997 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all resolutions of the Board of Directors of the Company (the "Board"), certificates of officers and other duly authorized individuals thereof, and indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. All terms used in this Note which are defined in the Indenture and not otherwise defined herein will have the meanings assigned to them in the Indenture.

          This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

          This Note will be subject to redemption at the option of the Company prior to the Stated Maturity Date on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof will be at least $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date Fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" will initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage will decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note will be issued in the name of the holder hereof upon the presentation and surrender hereof.

          This Note will be subject to repayment by the Company at the option of the holder hereof prior to the Stated Maturity Date on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof will be at least $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date Fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note will be issued in the name of the holder hereof upon the presentation and surrender hereof.

          If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

          For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

          The interest rate borne by this Note will be determined as follows:

          (i) Unless this Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, this Note will be designated as a "Regular Floating Rate Note" and, except as described on the face hereof, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases
(a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

          (ii) If this Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or on the face hereof, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If this Note is designated as an "Inverse Floating Rate Note," then, except as described below or on the face hereof, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases
(a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; PROVIDED, HOWEVER, that, unless otherwise specified on the face hereof, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

          The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to this Note. The "Spread Multiplier" is the percentage of the related

Interest Rate Basis or Bases applicable to this Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on this Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

          Unless otherwise specified on the face hereof, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth on the face hereof, the interest rate in effect on each day shall be
(i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

          If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

          The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; PROVIDED, FURTHER, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If the interest rate of the "Interest Determination Date" pertaining to this
Note is determined by reference to two or more Interest Rate Bases, such Interest Determination Date will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for this Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

          Notwithstanding the foregoing, this Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to this Note, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          If any Interest Payment Date other than the Maturity Date for this Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of this Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest to be made on such day need not be made on such day, but may be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

          All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (E.G., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all amounts used in or resulting from such calculation on this Note will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

          With respect to this Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if the applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified on the face hereof, if the interest rate for this Note's interest factor is calculated with reference to two or more Interest Rate Bases, such interest factor will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Interest Rate Basis specified on the face hereof applied.

          Unless otherwise specified on the face hereof, The First National Bank of Chicago will be the "Calculation Agent." Upon request of the Holder of this Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

          Unless otherwise specified on the face hereof, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

          CD RATE. Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDS (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable

United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

          CMT RATE. Unless otherwise specified on the face hereof, "CMT Rate" means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

          COMMERCIAL PAPER RATE. Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the

Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper-Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

          "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                  D x 360
          Money Market Yield ------------------- X 100
                              360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

          ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified on the face hereof, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M.,

San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

          FEDERAL FUNDS RATE. Unless otherwise specified on the face hereof, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

          LIBOR. Unless otherwise specified on the face hereof, "LIBOR" means the rate determined in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.
If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

          "Designated LIBOR Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the on the face hereof, United States dollars.

          "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

          PRIME RATE. Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

          "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

          TREASURY RATE. Unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Interest Determination Date relating to the Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the faced hereof, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, as defined in the Indenture, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires such assets expressly assumes the Company's obligations under the Indenture and the Debt Securities issued thereunder, and immediately after giving effect to such transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing.

          The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series then outstanding and affected, to enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner the rights of the holders of each series so affected; PROVIDED that no supplemental indenture will (i) extend the final maturity date of any such Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency of payment thereof or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each such Debt Security so affected, or (ii) reduce the aforesaid percentage in principal amount of Debt Securities the consent of holders of which is required for any such supplemental indenture, without the consent of the holders of each Debt Security so affected.

          As provided in the Indenture, the Company will be released from its obligations with respect to the Notes only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or, in the case of Notes payable only in United States dollars, United States Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity the principal of, and interest on, all outstanding Notes issued under the Indenture; and (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in the United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law).

          No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the security register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

          This Note is issuable only in fully registered form, without coupons, is issuable only in denominations of $1,000 or any integral multiple thereof or the Authorized Denomination specified on the face hereof.

          No recourse will be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, any resolution of the Board, any certificate of an officer or other duly authorized individual, or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note will for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                             ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM -- as tenants in common

          UNIF GIFT MIN ACT -- . . . . . . . Custodian . . . . . .
                              (Minor)

               Under Uniform Gifts to Minors Act

               . . . . . . . . . . . . . . . . . . . . . . . . . .
                         (State)

          TEN ENT -- as tenants by the entireties

          JT TEN -- as joint tenants with right of survivorship and not as tenants in common

          Additional abbreviations may also be used though not in the above list.

                             -------------

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.


DATED: __________, 199__           ILLINOVA CORPORATION


                                   By:________________________________

                                   Name:______________________________

                                   Title:_____________________________

                         TRUSTEE'S CERTIFICATE
                           OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned
Indenture.

                                   The First National Bank of Chicago,
                                   as Trustee


                                   By:________________________________
                                        Authorized Signatory

                                   Name:______________________________

                                   Title:_____________________________

                              ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________.

PLEASE INSERT SOCIAL SECURITY OR
                           OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------

________________________________ ________________________________
(Please print or type name and address including zip code of assignee) this Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.

Dated:______________________  _______________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Note herein in every particular without alteration or enlargement or any change whatsoever.

                       OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ______________________________
_____________________________________________________________________
 (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which will be increments of $1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which will be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $____________  _______________________________________

Date: ______________________  NOTICE:  The signature(s) on this Option to Elect Repayment must correspond with
                              the name(s) as written upon the face of
                              this Note in every particular, without
                              alteration or enlargement or any change
                              whatsoever.